UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025 (January 29, 2025)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2025, Aclarion, Inc. (the “Company”) filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of one-for-three hundred thirty five (335).

The Certificate of Amendment provides that the reverse stock split became effective as of 5:00 P.M. Eastern Time on January 29, 2025 (the “Effective Time”), at which time every three hundred thirty five (335) shares of the Company’s issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of common stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of common stock, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued.

Trading of the Company’s common stock on Nasdaq on a split-adjusted basis commenced at market open on January 30, 2025. The new CUSIP number for the common stock following the reverse stock split is 655187300.

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock were decreased from approximately 169.4 million pre-split shares to approximately 500,000 post-split shares. The reverse stock split did not change the number of authorized shares of the Company's common stock, which remains at 200 million shares.

The reverse stock split will apply to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable will be adjusted as a result of the reverse stock split. The exercise prices of any outstanding warrants or stock options will also be adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As previously announced, in December 2025, the Company’s board and stockholders approved a reverse stock split proposal at a ratio in the range of one-for-five to one-for-four hundred, with the final ratio to be determined by the Company’s board in its discretion without further approval from the Company’s stockholders. In January 2025, the Company’s board subsequently approved the final reverse stock split ratio of one-for-three hundred thirty five.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

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Item 8.01	Other Events.

As previously disclosed, on January 16, 2025 the Company closed an underwitten public offering of units, with each unit consisting of (i) one share of common stock or one pre-funded warrant, (ii) one Series A common warrant, and (iii) one Series B common warrant. The gross proceeds of the public offering to date are approximately $14.55 million before deducting underwriting discounts and commissions and estimated offering expenses payable by Aclarion.

As a result of the public offering, the Company expects to have stockholders' equity of approximately $10.5 million as of January 30, 2025.

Accordingly, the Company believes it has regained compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated January 29, 2025

	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

January 30, 2025	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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